Exhibit 24.1

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS: That the undersigned, a director or officer, or both, of Acxiom Corporation ("Acxiom"), acting pursuant to authorization of the Board of Directors of Acxiom, hereby appoints Catherine L. Hughes and Jerry C. Jones, or any one of them, attorneys-in-fact and agents for me and in my name and on my behalf, individually and as a director or officer, or both, of Acxiom, to sign a Registration Statement on Form S-8, together with all necessary exhibits, and any amendments (including post effective amendments) and supplements thereto, to be filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended, with respect to (i) the issuance and sale of up to 4,000,000 shares of common stock, $.10 par value, of Acxiom to be issued and delivered in accordance with the Acxiom Corporation Retirement Savings Plan (the “Plan”); and (ii) an indeterminate number of interests to be offered or sold pursuant to the Plan, and generally to do and perform all things necessary to be done in connection with the foregoing as fully in all respects as I could do personally.

IN WITNESS WHEREOF, I have hereunto set my hand as of this 18th day of February, 2009.

Signed:	/s/ William T. Dillard II
Name:	WILLIAM T. DILLARD II

Signed:	/s/ Michael J. Durham
Name:	MICHAEL J. DURHAM

Signed:	/s/ Mary L. Good
Name:	MARY L. GOOD

Signed:	/s/ Ann Die Hasselmo
Name:	ANN DIE HASSELMO

Signed:	/s/ William J. Henderson
Name:	WILLIAM J. HENDERSON

Signed:	/s/ John A. Meyer
Name:	JOHN A. MEYER

Signed:	/s/ Thomas F. McLarty, III
Name:	THOMAS F. (MACK) McLARTY, III

Signed:	/s/ Stephen M. Patterson
Name:	STEPHEN M. PATTERSON

Signed:	/s/ Kevin M. Twomey
Name:	KEVIN M. TWOMEY

Signed:	/s/ R. Halsey Wise
Name:	R. HALSEY WISE

Signed: /s/ Christopher W. Wolf
Name:	CHRISTOPHER W. WOLF